Exhibit 99.1

McAfee, Inc. Reports Record Quarterly and Full Year 2008 Revenue

SANTA CLARA, Calif.--(BUSINESS WIRE)--February 12, 2009--McAfee, Inc. (NYSE:MFE) today reported financial results for the fourth quarter and full year ended December 31, 2008.

Fourth Quarter 2008 Financial Summary:

  Record revenue of $424 million, an increase of 19 percent compared to the fourth quarter of 2007, marked the twelfth consecutive quarter of double-digit, year-over-year revenue growth
  Deferred revenue reached a record level of $1.3 billion at year end 2008, an increase of $237 million or 22 percent quarter-over-quarter. This increase reflects net deferred revenue growth of $118 million in the fourth quarter and $119 million acquired upon the acquisition of Secure Computing.
  Currency fluctuations negatively impacted revenue by $11 million year-over-year and $22 million quarter-over-quarter, while the acquisition of Secure Computing which closed November 18, 2008, positively impacted revenue by $19 million
  GAAP net income per diluted share was $0.29
  Non-GAAP net income per diluted share was $0.53, including approximately $0.01 dilution from the acquisition of Secure Computing

Executive Commentary:

“McAfee’s 2008 results reflect our security market leadership and above-market growth rate. For the year, we reported revenue of $1.6 billion, an increase of 22 percent compared to last year. Year-over-year corporate revenue grew 25 percent, consumer revenue grew 18 percent and we delivered double-digit growth in all five geographies and across all product segments,” said Dave DeWalt, McAfee’s chief executive officer and president.

“We maintained a strong cash position and used our balance sheet to invest in new and existing distribution channels worldwide and diversify our product portfolio,” continued DeWalt. “These investments combined with our go-to-market strategy position us well to meet challenges and pursue opportunities we see in 2009."

Fourth Quarter Financial Highlights and Operational Metrics:

$ in Millions, except per share and % data	Q4 2008	Q4 2007	% Change
Total Net Revenue	$424.0	$356.5	19%

GAAP Operating Income	$32.6	$33.0	(1%)
GAAP Net Income	$45.4	$12.2	273%
GAAP Net Income Per Share (Diluted)	$0.29	$0.07	296%

Non-GAAP Operating Income*	$107.4	$86.7	24%
Non-GAAP Net Income*	$82.5	$75.1	10%
Non-GAAP Net Income Per Share* (Diluted)	$0.53	$0.46	17%

Deferred Revenue	$1,293.1	$1,044.5	24%
Cash & Marketable Securities	$593.7	$1,318.8	(55%)

*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Full Year Financial Highlights and Operational Metrics:

$ in Millions, except per share and % data	Full Year 2008	Full Year 2007	% Change
Total Net Revenue	$1,600.1	$1,308.2	22%

GAAP Operating Income	$189.6	$159.8	19%
GAAP Net Income	$172.2	$167.0	3%
GAAP Net Income Per Share (Diluted)	$1.08	$1.02	6%

Non-GAAP Operating Income*	$387.0	$323.6	20%
Non-GAAP Net Income*	$319.9	$286.9	11%
Non-GAAP Net Income Per Share* (Diluted)	$2.01	$1.75	15%

*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Corporate Business:

  Revenue grew 21 percent to $261 million in the fourth quarter of 2008, compared with the same period last year
  $261 million is record quarterly revenue for McAfee’s corporate business
  In the fourth quarter of 2008, McAfee® closed 576 deals of more than $100,000 in value, including 66 deals over $500,000 and 28 deals of more than $1 million in value

Consumer Business:

  Revenue reached a record $163 million in the fourth quarter of 2008, an increase of 16 percent compared with the same period last year
  In the fourth quarter of 2008, McAfee signed or extended 22 agreements and launched 51 new or enhanced online partnerships, bringing the total to over 200 brand name partners worldwide
  McAfee’s Web Security Group generated more than 23 billion impressions of the company’s SECURE TM brand trust mark in the fourth quarter

North America:

  Revenue grew 25 percent to $233 million in the fourth quarter of 2008, compared with the same period last year
  North American revenue accounted for 55 percent of total revenue for the fourth quarter of 2008, compared with 52 percent of total revenue for the fourth quarter of 2007

International:

  Revenue grew 12 percent to $191 million in the fourth quarter of 2008, compared with the same period last year
  McAfee had double-digit, year-over-year revenue growth in local currencies across all geographies in the fourth quarter of 2008
  As reported in US dollars, year-over-year revenue from Europe, the Middle East and Africa grew 1 percent, Asia Pacific grew 49 percent, Japan grew 26 percent and Latin America grew 39 percent
  International revenue accounted for 45 percent of total revenue for the fourth quarter of 2008, compared with 48 percent of total revenue for the fourth quarter of 2007

Secure Computing:

  Sales from November 18, 2008 to December 31, 2008 were $46 million
  Revenue from November 18, 2008 to December 31, 2008 was $19 million
  Secure Computing’s deferred revenue balance on November 18, 2008 was $119 million after a GAAP deferred revenue write-down of $46 million. At December 31, 2008, deferred revenue related to Secure Computing was $146 million
  Secure Computing was approximately $0.01 dilutive to the company’s fourth quarter non-GAAP earnings per diluted share results of $0.53

Key Announcements:

  On December 22, 2008, McAfee was added to the S&P 500 Index
  McAfee completed the acquisition of Secure Computing on November 18, 2008, immediately establishing a leading and highly competitive position in the network security space, and acquired privately-held Endeavor Security, Inc., in the first quarter of 2009, an intrusion prevention and detection specialist
  Recently, McAfee appointed David Quantrell as president of its Europe, Middle East and Africa (EMEA) region, Mark Tonnesen as senior vice president (SVP) and chief information officer, Marc Olesen as SVP and general manager of the SaaS Security Business Unit, and Rob Louks as SVP of Worldwide Professional Services
  McAfee announced new Data Protection solutions, to help businesses with a cost efficient and comprehensive way to protect their vital information, and Total Protection for Compliance, to simplify compliance coverage through unified IT policy auditing
  McAfee and Wipro Technologies announced a strategic alliance that combines Wipro’s Enterprise Security Solutions practice with McAfee’s extensive security product suite, including McAfee Total Protection solutions for Endpoint and Network Security. McAfee also announced that HP ProCurve will build data center solutions that combine McAfee’s network security products with HP ProCurve’s new family of data center switching products
  McAfee announced that it now has more than 40 partners in its Security Innovation Alliance program
  McAfee announced the launch of its Cybersecurity Expert Council, consisting of information security experts from some of the largest companies around the world

Balance Sheet and Cash Flow Summary:

At December 31, 2008, the company reported cash and marketable securities of $594 million, compared with $1.003 billion at the end of the third quarter of 2008. The change primarily reflects the net cash outlay of $447 million for the acquisition of Secure Computing, which closed in November 2008.

During the fourth quarter of 2008, the company generated approximately $70 million in cash flow from operations. Operating cash flow used during the quarter includes approximately $30 million of estimated payments for 2004 and 2005 non-US taxes. Days sales outstanding (DSOs) were 69 days, compared with 59 days in the fourth quarter of 2007. The increase in DSOs was primarily due to the acquisition of Secure Computing in the fourth quarter of 2008.

Deferred revenue was $1.293 billion at the end of the fourth quarter of 2008, a 24 percent increase over the December 31, 2007 balance. Approximately 76 percent of revenue during the fourth quarter of 2008 came from prior period deferred revenue.

Financial Outlook:

McAfee expects net revenue in the first quarter of 2009 of $440 million to $460 million.

The company expects first quarter 2009 GAAP net income of $0.20 to $0.24 per diluted share and non-GAAP net income of $0.46 to $0.50 per diluted share. Non-GAAP net income of $0.46 to $0.50 per diluted share includes $0.05 to $0.07 dilution from the acquisition of Secure Computing.

This guidance reflects an assumed 8 percent annual GAAP tax rate and a 24 percent annual non-GAAP tax rate for 2009. Guidance does not reflect the future impact of the company’s stock repurchase program. See the reconciliation of projected GAAP net income per share to projected non-GAAP net income per share attached to this press release.

Conference Call Information:

  The company will host a conference call today at 1:30 P.M. Pacific, 4:30 P.M. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 75235026.
  Attendees should dial in at least 15 minutes prior to the conference call
  A replay of the call will be available until February 26, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
  A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted gross profit, operating income and net income, which we refer to as “non-GAAP gross profit,” “non-GAAP operating income” and “non-GAAP net income.” In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management excludes certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP gross profit excludes amortization of purchased technology and patents, non-cash stock-based compensation charges and stock-based compensation charges related to tender offer. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology, patents and intangibles, non-cash stock-based compensation charges and stock-based compensation charges related to tender offer, acquisition related costs, loss on sale/disposal of assets and technology, restructuring (benefits) charges, investigation-related and other costs, in process research and development, impairment of marketable securities, provision for income taxes and certain other items. Management used a 27 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2008 and 2007. For 2009, management will use an assumed 24 percent non-GAAP effective tax rate. Management believes the 24 percent effective tax rate is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure.

We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee’s underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income and net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

  Amortization of purchased technology, patents and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
  The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, direct acquisition costs and integration costs related to acquisition activity in future periods.
  The company’s income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 27 percent rate assumed in our non-GAAP financial measures for 2008 and 2007.
  Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool.

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the “Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements, which include those regarding the preliminary results for the quarter and full year ended December 31, 2008, guidance on expected operating results for the first quarter of 2009, assumed tax rate for 2009, McAfee’s positioning to meet challenges and pursue opportunities in 2009, business strategy, business momentum, market position, relationships, opportunities, the benefits of McAfee’s security solutions, above market growth rate and go-to-market strategy. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates or sales targets, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its acquisitions, strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company’s product or technical support offerings, the company’s product and service offerings may not continue to interoperate effectively with newly developed operating systems, the company may experience delays in product development or the release of previously announced products, the company may experience delayed or lost sales and revenue as a result of outages in integrated systems on which it is highly dependent, the company may not satisfactorily anticipate or meet its customers’ needs or expectations, or the industry shift to security suites may not be adopted to the extent anticipated. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations and macro and other economic conditions both in the United States and internationally including the current credit crisis and adverse global economic conditions. The Company may experience further declines in the fair value of its investment securities or realize losses relating to other than temporary declines in its investment securities given the current credit crisis and adverse global economic conditions. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC including its quarterly report on Form 10-Q for the period ended September 30, 2008. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. McAfee is relentlessly committed to tackling the world’s toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com

McAfee and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2009 McAfee, Inc. All rights reserved.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (Unaudited)

	December 31, 2008	December 31, 2007

Assets:
Cash and marketable securities	$593,725	$1,318,802
Accounts receivable, net	322,986	232,056
Prepaid expenses, income taxes and other current assets	255,091	158,995
Property and equipment, net	114,435	94,670
Deferred taxes	614,806	577,530
Goodwill, intangibles and other long term assets, net	1,551,747	1,004,471
Total assets	$3,452,790	$3,386,524

Liabilities:
Accounts payable	$41,529	$45,858
Accrued liabilities	292,912	302,587
Deferred revenue	1,293,110	1,044,513
Accrued taxes and other long term liabilities	72,751	88,241
Total liabilities	1,700,302	1,481,199

Stockholders' Equity:
Common stock	1,812	1,732
Treasury stock	(819,861)	(303,270)
Additional paid-in capital	2,053,245	1,810,290
Accumulated other comprehensive income	(18,992)	32,498
Retained earnings	536,284	364,075
Total stockholders' equity	1,752,488	1,905,325
Total liabilities and stockholders' equity	$3,452,790	$3,386,524

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Net revenue	$423,987	$356,526	$1,600,065	$1,308,220

Cost of net revenue (1)	89,066	75,456	326,717	270,454
Amortization of purchased technology and patents	16,284	10,986	56,811	35,290
Gross profit	318,637	270,084	1,216,537	1,002,476

Operating costs:

Research and development (1)	66,592	53,616	250,908	213,000

Sales and marketing (1)	142,147	108,847	525,309	387,411

General and administrative (1)	42,980	53,909	183,919	178,612

Amortization of intangibles	9,992	4,386	26,470	13,583

In-process research and development	19,500	-	19,500	-

Legal settlement	-	-	9,000	-

Acquisition related costs	2,981	2,781	7,430	8,295

Investigation-related and other costs	4,054	7,867	5,989	32,952

Loss on sale/disposal of assets and technology	111	65	193	41

Restructuring (benefits) charges	(2,284)	5,611	(1,752)	8,769

Total operating costs	286,073	237,082	1,026,966	842,663

Income from operations	32,564	33,002	189,571	159,813

Interest and other income, net	5,726	16,280	51,168	69,391
Impairment of marketable securities	(3,607)	-	(18,533)	-

Income before provision for income taxes	34,683	49,282	222,206	229,204

Provision for income taxes	(10,723)	37,097	49,997	62,224
Net income	$45,406	$12,185	$172,209	$166,980

Net income per share - basic	$0.30	$0.08	$1.10	$1.04
Net income per share - diluted	$0.29	$0.07	$1.08	$1.02

Shares used in per share calculation - basic	152,792	159,871	156,205	159,819
Shares used in per share calculation - diluted	155,378	165,073	159,406	164,126

(1) Cash and non-cash stock-based compensation charges are included as follows:
Cost of net revenue	$1,099	$565	$3,701	$3,130
Research and development	5,440	3,006	18,476	14,023
Sales and marketing	10,523	4,945	32,625	21,756
General and administrative	7,087	7,169	22,079	20,108
	$24,149	$15,685	$76,881	$59,017

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Twelve Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$172,209	$166,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	123,894	84,427
Impairment of marketable securities	18,533	-
Acquired in-process research and development	19,500	-
Non-cash restructuring (benefits) charges	(7,471)	6,035
Deferred income taxes	(10,724)	151
(Decrease) increase in fair value of options accounted for as liabilities	(5,483)	8,745
Non-cash stock-based compensation expense	76,662	56,132
Excess tax benefits from stock-based awards	(17,693)	(1,092)
Other non-cash items	(3,688)	(5,076)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(68,208)	(33,295)
Prepaid expenses, prepaid taxes and other assets	(72,209)	(34,655)
Accounts payable	(7,775)	6,769
Accrued taxes and other liabilities	(38,584)	47,413
Deferred revenue	129,359	90,881
Net cash provided by operating activities	308,322	393,415

Cash flows from investing activities:
Purchase of marketable securities	(252,031)	(927,257)
Proceeds from sales of marketable securities	587,587	404,106
Proceeds from maturities of marketable securities	466,101	458,142
Acquisitions, net of cash acquired	(550,648)	(333,377)
(Increase) decrease in restricted cash	(2,036)	379
Purchase of patents	-	(9,300)
Purchase of property and equipment	(48,747)	(33,568)
Proceeds from the sale of assets and technology	-	4,105
Net cash provided by (used in) investing activities	200,226	(436,770)

Cash flows from financing activities:
Proceeds from issuance of common stock from stock plans	129,990	9,793
Excess tax benefits from stock-based awards	17,693	1,092
Repurchase of common stock	(516,591)	(196)
Other financing	(3,054)	-
Net cash (used in) provided by financing activities	(371,962)	10,689
Effect of exchange rate fluctuations on cash	(47,442)	37,197

Net increase in cash and cash equivalents	89,144	4,531
Cash and cash equivalents at beginning of period	394,158	389,627
Cash and cash equivalents at end of period	$483,302	$394,158

MCAFEE, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except per share data) (Unaudited)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2008	2007	2008	2007
Net revenue:
GAAP net revenue		$423,987	$356,526	$1,600,065	$1,308,220

Gross profit:
GAAP gross profit		$318,637	$270,084	$1,216,537	$1,002,476
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer	(A)	1,099	533	3,722	3,018
Amortization of purchased technology and patents	(B)	16,284	10,986	56,811	35,290
Non-GAAP gross profit		$336,020	$281,603	$1,277,070	$1,040,784

Operating income:
GAAP operating income		$32,564	$33,002	$189,571	$159,813
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer	(A)	24,149	14,914	77,263	56,132
Amortization of purchased technology and patents	(B)	16,284	10,986	56,811	35,290
Amortization of intangibles	(B)	9,992	4,386	26,470	13,583
In-process research and development	(C)	19,500	-	19,500	-
Legal settlement	(D)	-	-	9,000	-
Acquisition related costs	(E)	2,981	2,781	7,430	8,295
Investigation-related and other costs	(F)	4,054	7,867	5,989	32,952
Acquired intangible asset expensed to research and development	(G)	-	-	2,000	-
Loss on sale/disposal of assets and technology	(H)	111	65	193	41
Restructuring (benefits) charges	(I)	(2,284)	5,611	(1,752)	8,769
Change in fair value of stock-based liability awards	(J)	-	7,050	(5,483)	8,739
Non-GAAP operating income		$107,351	$86,662	$386,992	$323,614

Net income:
GAAP net income		$45,406	$12,185	$172,209	$166,980
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer	(A)	24,149	14,914	77,263	56,132
Amortization of purchased technology and patents	(B)	16,284	10,986	56,811	35,290
Amortization of intangibles	(B)	9,992	4,386	26,470	13,583
In-process research and development	(C)	19,500	-	19,500	-
Legal settlement	(D)	-	-	9,000	-
Acquisition related costs	(E)	2,981	2,781	7,430	8,295
Investigation-related and other costs	(F)	4,054	7,867	5,989	32,952
Acquired intangible asset expensed to research and development	(G)	-	-	2,000	-
Loss on sale/disposal of assets and technology	(H)	111	65	193	41
Restructuring (benefits) charges	(I)	(2,284)	5,611	(1,752)	8,769
Change in fair value of stock-based liability awards	(J)	-	7,050	(5,483)	8,739
Impairment of marketable securities	(K)	3,607	-	18,533	-
Provision for income taxes	(L)	(10,723)	37,097	49,997	62,224
Non-GAAP income before provision for income taxes		113,077	102,942	438,160	393,005

Non-GAAP provision for income taxes	(M)	30,531	27,794	118,303	106,111
Non-GAAP net income		$82,546	$75,148	$319,857	$286,894

Net income per share - diluted: *
GAAP net income per share - diluted		$0.29	$0.07	$1.08	$1.02
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer adjustment per share per share	(A)	0.16	0.09	0.48	0.34
Other adjustments per share	(B)-(M)	0.08	0.29	0.44	0.39

Non-GAAP net income per share - diluted *		$0.53	$0.46	$2.01	$1.75

Shares used to compute Non-GAAP net income per share - diluted		155,378	165,073	159,406	164,126

* Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (M).

Items (A) through (M) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” and correspond to the categories explained in further detail below under paragraphs (A) through (M).

While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: non-cash stock-based compensation charges and stock-based compensation charges related to tender offer, amortization of purchased technology, patents and intangibles, In-process research and development, legal settlement, acquisition related costs, investigation related and other costs, acquired intangible asset expensed to research and development, loss on sale/disposal of assets and technology, restructuring (benefits) charges, change in fair value of stock-based liability awards, impairment of marketable securities, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(A)

Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer consist of non-cash charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of non-cash stock-based compensation charges allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results. The amount in 2008 also includes stock-based compensation charges related to the tender offer.

(B)

Amortization of purchased technology, patents, and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(C)

In-process research and development constitute non-cash charges that vary significantly in size and amount depending on the business combination and, therefore, are disregarded by the Company’s management when evaluating its ongoing performance and/or predicting its earnings trends. The Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(D)

Legal settlement is a settlement related to a patent legal matter. The Company’s management excludes this settlement when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this amount when presenting non-GAAP financial measures.

(E)

Acquisition related costs include expenses associated with integration activities of acquisitions and acquisition retention bonuses and severance. These expenses vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(F)

Investigation- related and other costs are charges related to discrete and unusual events where the Company has incurred significant costs which, in the Company’s view, are not incurred in the ordinary course of operations. Recent examples of such charges include legal expenses related to the special committee investigation into the Company’s past stock option granting practices which was completed in December 2007. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(G)

Acquired intangible asset expensed to research and development is related to the purchase of an intangible asset, which, similar to in-process research and development costs, was expensed immediately. The Company’s management excludes this cost when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this cost when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of this cost on its operating results.

(H)

Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These losses or gains can vary significantly in size and amount. The Company’s management excludes these losses or gains when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these charges on its operating results.

(I)

Restructuring (benefits) charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(J)

Change in fair value of stock-based liability awards constitutes the expense or benefit associated with the change in fair value of stock-based liability awards at the end of the each reporting period. The Company’s management excludes these (benefits) costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these amounts when presenting non-GAAP financial measures.

(K)

Impairment of marketable securities constitutes the “other than temporary” decline in the fair value of the Company’s available-for-sale securities. The Company’s management excludes this loss when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this loss when presenting non-GAAP financial measures.

(L)	Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(M)

Non-GAAP provision for income taxes reflects a 27% non-GAAP effective tax rate used by the Company’s management to calculate non-GAAP net income. Management believes that the 27% effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

MCAFEE, INC. AND SUBSIDIARIES PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE (Unaudited)

Q1 FY'09
Projected GAAP revenue range	$440M - $460M

Projected net income per share reconciliation:

Projected GAAP net income per share range - diluted	$0.20 - $0.24

Add back:
Projected non-cash stock-based compensation adjustment per share, net of tax (1)	$0.17 - $0.21
Projected other adjustments per share, net of tax (2)	$0.05 - $0.09

Projected non-GAAP net income per share range - diluted*	$0.46 - $0.50

*	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Non-cash stock-based compensation charges consist of non-cash charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of non-cash stock-based compensation charges allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(2)	Other adjustments include amortization of purchased technology, patents, and intangibles, investigation-related and other costs, restructuring charges, acquisition related costs, loss/gain on sale/disposal of assets and technology, income taxes and certain other items. We exclude these items because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (B) through (M) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

For Q1 FY’09, this guidance reflects an assumed annual GAAP tax rate of 8% and an annual non-GAAP tax rate of 24%.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED REVENUE BY PRODUCT GROUPS (in thousands) (Unaudited)

	Three Months Ended December 31, 2008		Three Months Ended September 30, 2008		Three Months Ended June 30, 2008		Three Months Ended March 31, 2008		Three Months Ended December 31, 2007

McAfee Corporate	$260,615	61%	$246,713	60%	$239,998	60%	$216,411	59%	$215,295	60%

McAfee Consumer	163,372	39%	162,966	40%	156,760	40%	153,230	41%	141,231	40%

Total McAfee	$423,987	100%	$409,679	100%	$396,758	100%	$369,641	100%	$356,526	100%

CONTACT:
McAfee, Inc.
Investors:
Kelsey Doherty, 917-842-0334
kelsey_doherty@mcafee.com
Brandie Claborn, 972-987-2124
brandie_claborn@mcafee.com
Media:
Tracy Ross, 650-245-8466
tracy_ross@mcafee.com